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                                                                    EXHIBIT 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use of our report dated June 13, 1996, except as to Note 11 which is as of August 23, 1996, relating to the financial statements of TyLink Corporation appearing in the Form 10-K of Sync Research, Inc. for the year ended December 31, 1997. We also consent to the incorporation by reference of this report in the (i) Registration Statement on Form S-8 (No. 333-00166) pertaining to the Sync Research, Inc. Amended and Restated 1991 Stock Plan, the Sync Research, Inc. 1995 Employee Stock Purchase Plan, and the Sync Research, Inc. 1995 Directors' Stock Option Plan, (ii) Registration Statement on Form S-8 (No. 333-10941) pertaining to the Sync Research, Inc. Amended and Restated 1991 Stock Plan, and (iii) Registration Statement on Form S-8 (No. 333-12315) pertaining to the Assumed TyLink Corporation 1994 Equity Incentive Plan and the Sync Research, Inc. 1996 Non-Executive Stock Option Plan.

PRICE WATERHOUSE LLP

Boston, Massachusetts
March 31, 1998